Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-158302) of Merrill Lynch Preferred Capital Trust V and Merrill Lynch Preferred Funding V, L.P. of our reports dated March 28, 2011 relating to the financial statements, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, NY
March 28, 2011